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                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES


         Name of Subsidiary                         Jurisdiction of Organization
         ------------------                         ----------------------------
         PharmaPrint B.V.                           The Netherlands

         PharmaPrint Ireland Limited                Ireland